Exhibit 10.16
PREPARED BY AND
RECORD AND RETURN TO:

Christopher W. Rosenbleeth, Esquire
Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA 19103

Location: 701 Veterans Circle
Municipality: Warminster Township
County: Bucks
State: Pennsylvania
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is dated as of December ___, 2023 (the “Effective Date”), by and among UNIVEST BANK AND TRUST CO. (“Bank”), VETERANS CIRCLE GROUP, LLC, a Pennsylvania limited liability company (“Landlord”), and ARBUTUS BIOPHARMA, INC., a Delaware corporation (“Tenant”).
RECITALS

A.    Landlord is the legal and record owner of the real property in Warminster Township, Bucks County, Pennsylvania, as more fully set forth and referred to on the legal description attached as Exhibit “A” to this Agreement (the “Property”).

B.    Landlord has leased a portion of the Property to Tenant pursuant to the terms of that certain Lease Agreement, dated as of August 9, 2016 (as amended, restated, modified or supplemented from time to time, the “Lease”).

C.    On or about the date hereof, as collateral for certain financing provided to Landlord by Bank, Landlord has executed and delivered to Bank a certain Open-End Mortgage and Security Agreement (as amended, restated, modified or supplemented from time to time, the “Mortgage”), and a separate Assignment of Rents and Leases (as amended, restated, modified or supplemented from time to time, the “Assignment of Rents and Leases”) which, among other things, grant and create a mortgage lien on Landlord’s interest in the Property, and all rental, lease and other payments made with respect to the Property. The Mortgage and the Assignment of Rents and Leases are sometimes referred to, collectively, as the “Mortgage Documents”. The Mortgage Documents and all related agreements, documents and instruments executed by Landlord in favor of Bank, as the same may be as amended, restated, modified or supplemented from time to time, are sometimes referred to below as the “Loan Documents”.

E.    The parties hereto desire to confirm that the Lease is subordinate to the lien of the Mortgage Documents, to establish rights of quiet possession for the benefit of Tenant under the Lease and to define the terms, covenants and conditions precedent therefor.

NOW, THEREFORE, in consideration of the above premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by the parties as follows, with the intent to be legally bound:

    Subordination. The Lease (including all of the terms, covenants and provisions thereof) is and shall be subject and subordinate in all respects to the Mortgage Documents and all advances made thereunder and under the other Loan Documents, to the full extent of any and all amounts from time to time secured thereby and interest thereon, all with the same force and effect as if the Mortgage Documents had been executed, delivered, and recorded prior to the execution and delivery of the Lease.

    Attornment. Tenant, for itself and its successors and assigns, agrees that it will attorn to and recognize any purchaser of the Property at a foreclosure sale under the Mortgage, or any transferee who acquires the Property by deed in lieu of foreclosure or otherwise, and the successors and assigns of such purchaser or transferee, as its landlord for the unexpired balance (and any extensions or renewals, if previously, at that time or thereafter exercised by Tenant) of the term of the Lease upon the same terms and conditions set forth in the Lease, which Lease shall remain in full force and effect as the current Lease between Tenant and Landlord, subject to the other terms of this Agreement.

    Non-Disturbance. Bank, for itself and its successors and assigns, for any purchaser at a foreclosure sale under the Mortgage, for any transferee who acquires the Property by deed in lieu of foreclosure or otherwise, and for the successors and assigns of such purchaser and transferee (Bank and each such other party being a “New Landlord”), covenants and agrees with Tenant that if Bank or other New Landlord shall commence any proceedings to foreclose the Mortgage for any reason whatsoever, or shall succeed to the interest of Landlord by foreclosure, deed in lieu thereof or otherwise, provided that (a) the Lease is at all times in full force and effect; (b) Tenant is in possession of the Property; and (c) Tenant is not then in default under the Lease, then: (i) Tenant shall not be named as a party defendant in any foreclosure action unless Tenant is required by applicable law, order, regulation, rule or decision to be a necessary party; (ii) the right of possession by Tenant to the Property and any or all of Tenant’s rights under the Lease shall not be terminated by Bank (or by anyone claiming by, through or under Bank) in the exercise of any of Bank’s rights under the Mortgage Documents, or as successor or assignee of Landlord under the Lease; (iii) Tenant’s possession of the Property and Tenant’s rights and privileges under the Lease shall not be diminished, interfered with, or disturbed by such Bank or such other New Landlord by any steps or proceedings taken by Bank in exercise of any of its rights under the Mortgage, including, without limitation, foreclosure under the Mortgage or by any such attempt to foreclose or to succeed to the interests of Landlord by foreclosure, deed in lieu thereof or otherwise, or by any termination of the Lease, except upon a default by Tenant under the terms of the Lease; and (iv) the Lease shall not be terminated or affected by said exercise of any of its right provided for under the Mortgage, and Bank hereby covenants that any sale by it of the Property pursuant to the exercise of any rights and remedies under the Mortgage or otherwise, shall be made subject to the Lease and the rights of Tenant thereunder.

If Bank or any other New Landlord shall succeed to the interest of Landlord under the Lease, Tenant agrees that:

(A)    Bank or such other New Landlord shall not be bound by (I) any rent or additional rent which Tenant shall have paid more than one (1) month in advance to any prior landlord (including Landlord); (II) any covenant to undertake or complete any improvement to the Property (except to the extent such improvement has commenced but not yet completed); or (III) any amendment or modification to the Lease, or waiver of any provision of the Lease, which has not been consented to in writing by Bank (provided, however, that this subpart (III) shall not apply to amendments, modifications, or waivers, which were effectuated prior to the Effective Date of this Agreement);

(B)    Unless otherwise agreed in writing by New Landlord, no New Landlord (including, without limitation, Bank) shall be liable for: (I) any act or omission of any prior landlord (including Landlord) except for acts or omissions of a continuing nature which continue after such time as New Landlord comes into possession of or acquires title to all or any portion of the Property; (II) return of any security deposit made by Tenant to Landlord, unless such New Landlord shall have actually received such security deposit from Landlord and as provided in the Lease; or (III) any payment to Tenant of any sums, or the granting to Tenant of any credit, in the nature of a contribution towards the cost of preparing, furnishing, or moving into the Property or any portion thereof (provided, for clarity, nothing in subparts (I), (II), and/or (III) shall preclude Tenant from pursuing or enforcing a remedy or right available to it under the Lease or in accordance with law, which remedy or right arises or relates to acts or omissions that occur prior to New Landlord’s exercise of rights provided hereunder); and

(C)    No partner, officer, director, shareholder or agent of Bank or other New Landlord, or any successor or assign of any of the foregoing, shall have any personal liability, directly or indirectly, under or in connection with the Lease or this Agreement or any amendment or amendments to either thereof made at any time or times, heretofore or hereafter. Tenant forever and irrevocably waives and releases any and all such personal liability, as described in the foregoing sentence. The limitation of liability provided in this Section is in addition to, and not in limitation of, any limitation on liability applicable to Bank or such other New Landlord provided by law or by any other contract, agreement or instrument.

    Bank’s Consent. Landlord’s consent, approval or waiver under or with respect to the Lease or the Property, or any matter related thereto shall not be effective unless such consent, approval or waiver is accompanied by the written consent of Bank. Without limiting the generality of the foregoing, Tenant will not, without the prior written consent of Bank: (a) enter into any agreement amending the Lease; (b) terminate, cancel the term of, or surrender, the Lease except as a result of a default by Landlord thereunder and subject to Bank’s rights pursuant to Section 5 below; or (c) assign or sublet all or any part of the Property, except only pursuant to any assignment or sublease which, under the express provisions of the Lease, Tenant is entitled to make without the consent of Landlord.

    Cure Right. Notwithstanding anything to the contrary contained in the Lease, Tenant hereby agrees that in the event of any act, omission or default by Landlord or Landlord’s agents, employees, contractors, licensees or invitees which would give Tenant the right, either immediately or after the lapse of a period of time, to terminate the Lease, or to claim a partial or total eviction, or to reduce the rent payable thereunder or credit or offset any amounts against future rents payable thereunder, Tenant will not exercise any such right (a) until it has given written notice of such act, omission or default to Lender by delivering notice of such act, omission or default, in accordance with this Agreement; and (b) until a period of not less than thirty (30) days for remedying such act, omission or default shall have elapsed following the giving of such notice. Notwithstanding the foregoing, in the case of any default of Landlord which cannot be cured within such thirty (30) day period, if Bank shall within such period commence and diligently pursue the cure of the same (including such time as may be necessary to acquire possession of the Property if possession is necessary to effect such cure) and thereafter shall prosecute the curing of such default with diligence, then the time within which such default may be cured by Bank shall be extended for such period as may be reasonably necessary to complete the curing of the same with diligence. Bank’s cure of Landlord’s default shall not be considered an assumption by Bank of Landlord’s other obligations under the Lease. Unless Bank otherwise agrees in writing or becomes a New Landlord, Landlord shall remain solely liable to perform Landlord’s obligations under the Lease (but only to the extent required by and subject to the limitation included with the Lease), both before and after Bank’s exercise of any other right or remedy under this Agreement. If Bank or any successor or assign becomes obligated to perform as Landlord under the Lease, such person or entity will be released from those obligations arising or owed after the effective date on which such person or entity assigns, sells or otherwise transfers its interest in the Property.

    Estoppel Certificate. Tenant agrees at any time and from time to time to execute, deliver and acknowledge to Landlord, to Bank or to any third party reasonably designated by Landlord or by Bank within ten (10) days following Landlord’s or Bank’s written request therefor: a statement in writing (a) certifying that the Lease is in full force and effect, that Landlord is not in default thereunder (or specifying any default by Landlord which Tenant alleges), that rent has not been prepaid more than one (1) month in advance, and specifying any further information as required by the Lease; (b) that Tenant will recognize Bank as assignee of Landlord’s rights under the Lease, as applicable, pursuant to this Agreement; and (c) acknowledging or denying receipt of notice of any conditional or security assignment of the Lease to any third party. Tenant understands that Bank and/or prospective purchasers, or other secured parties will rely on such certificates. Tenant’s obligation to deliver such certificates within ten (10) days as described above is a material obligation of Tenant, under this Agreement.

    Further Subordination. Tenant, for itself and its successors and assigns, agrees that, without the prior written consent of Bank, Tenant shall not: (a) enter into any subordination agreement with any person other than Bank; or (b) agree to attorn to or recognize any purchaser of the Property at any foreclosure sale under any lien other than that of Bank or any transferee who acquires the Property by deed in lieu of foreclosure or otherwise under any lien other those of the Mortgage Documents (provided, however, that this provision shall not be deemed to constitute Bank’s consent to the placing of any lien, other than as created by the Mortgage Documents, on the Property).

    Reserved.

9.    Limitation of Liability. To the fullest extent permitted by applicable law, Tenant and Landlord shall not assert, and hereby waive any claim against Bank, on any theory of liability, for special, indirect, consequential, exemplary, speculative or punitive damages (but excluding direct or actual damages) arising out of, in connection with or as a result of, this Agreement, the Loan Documents, the transactions contemplated hereby or thereby or any loan or the use of the proceeds.

10.    Notice. Each notice, demand or other communication in connection with this Agreement shall be in writing and shall be deemed to be given to and served upon the addressee thereof on the earlier of (a) actual delivery to such addressee at its address set forth below; or (b) the third business day after the deposit thereof in the United States mails, registered or certified mail, return receipt requested, first class postage prepaid, addressed to such addressee at its address set out above. By notice complying with this Section, any party from time to time may designate a different address as its address for the purpose of the receipt of notice hereunder.

If to Bank:        Univest Bank and Trust Co.
14 North Main Street
Souderton, PA 18964
Attn: Robert M. Castro

If to Landlord:        Veterans Circle Group, LLC
            5110 Campus Drive, Suite 110
            Plymouth Meeting, PA 19462
            Attn: Christopher R. DiPaolo

If to Tenant:        Arbutus Biopharma, Inc.
            701 Veterans Circle

            Warminster, PA 18974-3531
Attn: General Counsel

    11.    Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

    12.    Governing Law; Recording. This Agreement is subject to the laws of the Commonwealth of Pennsylvania without regard to principles of conflict of laws. The parties hereto agree that this Agreement may be recorded in the public records of any county in which the Property is located.

    13.    Counterparts. This Agreement may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

14.    WAIVER OF TRIAL BY JURY. EACH PARTY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND IN, ANY ACTION OR OTHER LEGAL PROCEEDING, OF ANY NATURE RELATING TO THIS AGREEMENT, ANY TRANSACTION CONTEMPLATED HEREIN OR ANY NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the date set forth above.
                    BANK:

                    UNIVEST BANK AND TRUST CO.

                    By:    /s/ Robert M. Castro
                    Name:    Robert M. Castro
                    Title:    Senior Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Subordination, Non-Disturbance and Attornment Agreement]

LANDLORD:

VETERANS CIRCLE GROUP, LLC

By: /s/ Christipher R. DiPaolo
Name:    Christopher R. DiPaolo
Title:    Manager

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Subordination, Non-Disturbance and Attornment Agreement]

TENANT:
ARBUTUS BIOPHARMA, INC.

                    By:    /s/ J. Christopher Naftzger
                    Name:    J. Christopher Naftzger
                    Title:    General Counsel & CCO

[Signature Page to Subordination, Non-Disturbance and Attornment Agreement]

EXHIBIT “A”

LEGAL DESCRIPTION OF THE PROPERTY

All that certain lot, parcel, tract of land lying and being situate in the Township of Warminster, County of Bucks and Commonwealth of Pennsylvania, bounded and described as follows:
Beginning at a concrete monument to be set by others along the Eastern most right of way of Veterans Circle being the corner of Lot 8 (erroneously referred to as Lot 2 in prior chain deeds) and being the point of beginning; thence along Lot 8 (erroneously referred to as Lot 2 in prior chain deeds) South 52° 55’ 39” East a distance of 441.48 feet to a concrete monument to be set by others along Lot 3; thence along Lot 3 South 37° 04’ 21” West a distance of 300.00 feet to a concrete monument to be set by others along Lot 6; thence along Lot 6 North 52° 55’ 39” West distance of 469.49 feet to a concrete monument to be set by others along the right of way Veterans Circle; thence along the right of way of Veterans Circle North 37° 04’ 21” East a distance of 237.38 feet to a concrete monument to be set by others; thence continuing along the right of way along a curve to the right having a radius of 25.00 feet an arc length of 20.89 feet an included angle of 47° 53’ 15” and a chord bearing and distance of North 61° 00’ 59” East 20.29 feet to a concrete monument to be set by others; thence continuing along the right of way along a curve to the left having a radius of 60.00 feet an arc length of 49.71 feet an included angle of 47° 28’ 13” and a chord bearing and distance of North 61° 13’ 29” East 48.30 feet to a concrete monument to be set by others being the point of beginning.
The above described Lot being as shown as Lot #7 on the plan entitled "Amended Final Subdivision Plan Franklin Corporate Center" as prepared by Liberty Engineering, Inc., latest revision dated 8/3/2004 and recorded at the Recorder of Deeds Office in and for the County of Bucks, Pennsylvania on August 9, 2004 in Plan Book 319, page 37.
The above is also shown as Lot #7 on Site Layout Plan recorded at the Recorder of Deeds Office in and for the County of Bucks, Pennsylvania on December 23, 2005 in Plan Book 335, page 30.
Being designated as Tax Parcel No. 49-009-528.